UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2025

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2025, the Board of Directors of Ranger Energy Services, Inc. (the “Company” or “Ranger”), upon a recommendation by the Compensation Committee of the Board of Directors, adopted an executive severance plan, the Ranger Energy Services, Inc. Executive Severance Plan (the “Executive Severance Plan”), effective July 24, 2025, intended to, among other things, replace existing employment agreements.

The Executive Severance Plan will cover all executive officers of the Company, including: (i) Stuart N. Bodden, President, Chief Executive Officer and Director; (ii) Melissa Cougle, Executive Vice President and Chief Financial Officer; and (iii) J. Matthew Hooker, Executive Vice President, Well Services.

Under the Executive Severance Plan, participants will receive severance benefits following a termination without “cause” or for “good reason.”

In the event that any participant’s employment is terminated without cause or for good reason not in connection with a “change in control”, such participant shall receive:

•a cash amount equal to the applicable severance multiplier (for the Chief Executive Officer and Executive Vice Presidents, 1x, and for Senior Vice President and Vice Presidents, 0.5x) multiplied by the sum of the participant’s annual base salary;
•a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs;
•a cash payment, equal to twelve months of the participant’s full monthly premium for the Chief Executive Officer and Executive Vice Presidents, or six months of the participant’s full monthly premium for Senior Vice Presidents and Vice Presidents, charged for coverage under the Company’s group medical plan; and
•outplacement services for up to six months, at a total cost not to exceed $25,000.

In the event that any participant’s employment is terminated without cause or for good reason within 90 days prior to or two years after a change in control, such participant shall receive:

•a cash amount equal to the applicable severance multiplier (for the Chief Executive Officer, 3x, for Executive Vice Presidents, 2x, and for Senior Vice Presidents and Vice Presidents, 1x) multiplied by the sum of the participant’s annual base salary and target annual bonus;
•a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs, equal to the percentage of the termination year that has elapsed through the date of termination, multiplied by the amount of target annual bonus for the termination year or, if greater, as in effect immediately prior to the two-year period following the change in control; and
•a cash payment, equal to 24 months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan.

Under the Executive Severance Plan, the following severance multipliers will apply to the Company’s named executive officers.

Name	General Termination (without Cause or for Good Reason)	Change in Control Period
Stuart N. Bodden	1x	3x
Melissa Cougle	1x	2x
J. Matthew Hooker	1.5x	2x

Under the terms of the participation agreements signed by each of the executive officers subject to the Executive Severance Plan, the executive officers have agreed to customary restrictive covenants, including a non-solicitation of certain Company customers during the executive officer’s employment and for one-year after the executive officer’s termination. In addition, the foregoing severance benefits are subject to a participant timely executing a release of claims, which releases all claims against the Company and other parties, subject to customary exceptions, and includes customary restrictive covenants, including a one-year non-compete. The Company has reserved the right amend, modify, terminate or discontinue the Executive Severance Plan subject to certain limitations.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ Melissa Cougle	July 30, 2025
Melissa Cougle	Date
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)